Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Strong Results for Fiscal Second Quarter 2014

Non-GAAP Net Revenue Grew to a Record $1.27 Billion

Non-GAAP Net Income Increased to a Record $2.49 Per Diluted Share

Increases Financial Outlook for Fiscal Year 2014

New York, NY — October 29, 2013 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported strong financial results for fiscal second quarter 2014, ended September 30, 2013.  In addition, the Company increased its financial outlook for fiscal year 2014, ending March 31, 2014, and provided its initial financial outlook for fiscal third quarter 2014, ending December 31, 2013.

GAAP Financial Results

GAAP results for fiscal second quarter 2014 exclude net revenue and cost of goods sold related to sell-in of the Grand Theft Auto V® game during the fiscal second quarter as Grand Theft Auto Online, a free game available with every copy of Grand Theft Auto V, launched during fiscal third quarter 2014.  For fiscal second quarter 2014, GAAP net revenue was $148.8 million, as compared to $273.1 million for fiscal second quarter 2013.  GAAP net loss from continuing operations was $124.1 million, or $1.40 per diluted share, as compared to $12.4 million, or $0.15 per diluted share, for the year-ago period.  As of September 30, 2013, the Company had cash and cash equivalents of $661.9 million.

Non-GAAP Financial Results

For fiscal second quarter 2014, Non-GAAP net revenue, which includes sell-in of Grand Theft Auto V, grew to $1.27 billion, as compared to $288.0 million for the year-ago period.  Non-GAAP net income increased to $325.6 million, or $2.49 per diluted share, as compared to $10.2 million, or $0.11 per diluted share, for the year-ago period.

The largest contributor to Non-GAAP net revenue in fiscal second quarter 2014 was Grand Theft Auto V.  Catalog sales contributed $118.9 million in net revenue led by Grand Theft Auto IV, and offerings for Borderlands® 2, Sid Meier’s Civilization® V, NBA® 2K13 and Red Dead Redemption®.  Non-GAAP net revenue from digitally-delivered content grew 85% year-over-year to $105.5 million, driven by the Grand Theft Auto series (particularly digital sales of Grand Theft Auto V), and offerings for Borderlands 2, Sid Meier’s Civilization V and BioShock® Infinite.

Management Comments

“During the fiscal second quarter, we delivered record Non-GAAP results driven by the unprecedented success of Rockstar Games’ Grand Theft Auto V,” said Strauss Zelnick, Chairman and CEO of Take-Two.

“The title received stellar reviews, shattered entertainment industry records, and has already sold-in nearly 29 million units to date.  The extraordinary success of Grand Theft Auto V illustrates the positive momentum in our business and consumers’ enduring appetite for the highest-quality interactive entertainment.

“Take-Two has an extensive development pipeline of groundbreaking new intellectual properties and exciting titles from our proven franchises, along with digitally-delivered offerings to complement our core business.  We currently have more than ten unique titles planned for next-generation consoles, including multiple releases slated for fiscal 2015.  As a result, I am confident that we will be able to achieve Non-GAAP profitability in fiscal 2015 and every year for the foreseeable future.”

Business and Product Highlights

Since July 1, 2013:

Rockstar Games:

•                  Launched Grand Theft Auto V worldwide on the PlayStation®3 computer entertainment system and the Xbox 360 games and entertainment system from Microsoft.  The title received extraordinary reviews, including over 160 perfect scores worldwide, and already has sold-in nearly 29 million units, exceeding the lifetime sell-in of Grand Theft Auto IV on console in less than six weeks after launch.  We believe Grand Theft Auto V is the fastest-selling entertainment release in history*, grossing over $800 million in retail sales during the first 24 hours after launch and over $1 billion in only three days.  Grand Theft Auto V became available for digital download through the PlayStation Network on the day of release and became the biggest release ever on the platform.  In addition, the Games on Demand release of the title on Xbox LIVE became the highest grossing day 1 and week 1 release in the platform’s history.

•                  Launched Grand Theft Auto Online, the dynamic and persistent online game, which is free with every copy of Grand Theft Auto V.

2K:

•                  Launched NBA 2K14, the latest installment of our top-selling and top-rated NBA video game simulation franchise**, on the Xbox 360, PS3™ and PC.  Developed by Visual Concepts, the title features the video game cover debut of 2013 NBA MVP, LeBron James, and will also be Take-Two’s first offering for the next-generation consoles coming in November.

•                  Launched WWE 2K14 with cover art featuring WWE superstar Dwayne “The Rock®” Johnson.  Developed by Yukes, WWE 2K14 is available for the Xbox 360 and PS3, and is being supported with downloadable add-on content, including a Season Pass.

•                  Released the Borderlands 2 Game of the Year Edition for the Xbox 360, PS3 and PC.  The title features over $100 of gameplay content, including the critically acclaimed Borderlands 2, all of its Season Pass content and more.

•                  Released The Bureau: XCOM Declassified™, 2K Marin’s third-person squad-based tactical shooter that explores the origins of the clandestine XCOM organization, for the Xbox 360, PS3 and PC.  The title is being supported with downloadable add-on content.

•                  Released Sid Meier’s Civilization V: Brave New World, the second expansion pack for the award-winning title, and the Sid Meier’s Civilization V: Scrambled Continents map pack for the PC and Mac®.

•                  Announced that XCOM®: Enemy Within, the expanded experience of Firaxis Games’ “Game Of the Year” award-winning strategy title, XCOM: Enemy Unknown, will be available in North America on November 12, 2013 and internationally on November 15, 2013 for Xbox 360, PS3, PC and Mac.

*Source for previous record for video games: Los Angeles Times, http://articles.latimes.com/2012/dec/05/entertainment/la-et-ct-call-duty-black-ops-billion-20121205. Source for previous record for feature films: Filmonic.com, http://filmonic.com/international-box-office-the-avengers-becomes-the-fastest-film-to-ever-reach-1-billion.

** According to 2008-2012 Metacritic.com and The NPD Group estimates of U.S. retail video game sales through September 2013.

Redemption of 4.375% Convertible Senior Notes Due 2014

In August 2013, Take-Two settled its $138.0 million aggregate principal amount of 4.375% convertible senior notes due 2014 (the “4.375% Notes”) for approximately $166.0 million in cash and 3.2 million shares of the Company’s common stock.  In conjunction with the redemption of the 4.375% Notes, the Company received approximately $29 million in cash from the settlement of the convertible hedge instruments associated with the 4.375% Notes.

Financial Outlook for Fiscal 2014

Take-Two is increasing its financial outlook for fiscal year 2014 to reflect its strong fiscal second quarter results and positive outlook for the remainder of the year.  In addition, the Company is providing its initial financial outlook for its fiscal third quarter ending December 31, 2013 as follows:

	Third Quarter Ending 12/31/2013	Fiscal Year Ending 3/31/2014

Non-GAAP Net Revenue	$650 to $700 Million	$2.20 to $2.30 Billion

Non-GAAP net income per diluted share (1)(2)	$1.20 to $1.35	$3.50 to $3.75

Net effect from deferral in net revenues and related cost of goods sold (1)	$(3.20)	$0.00

Stock-based compensation expense per share (1)(2)	$0.09	$0.32

Business reorganization, restructuring and related expenses (1)	$0.03	$0.04

Non-cash amortization of discount on convertible notes per share (1)	$0.04	$0.19

Loss on extinguishment of debt (1)	$0.00	$0.07

Gain on convertible note hedge and warrants, net (1)	$0.00	$(0.04)

Non-cash tax expense per share (1)	$0.00	$0.01

(1)         In connection with the redemption of the Company’s 4.375% Notes, the weighted average fully diluted share count used to calculate all Non-GAAP per share amounts includes the 12.93 million shares underlying the 4.375% Notes through June 12, 2013 (notice of redemption date) and the 3.2 million shares ultimately issued upon conversion of the 4.375% Notes subsequent to June 12, 2013.

(2)         The Company’s stock-based compensation expense for the periods above includes the cost of approximately 1.9 million restricted shares previously granted to ZelnickMedia that are subject to variable accounting.  Actual expense to be recorded in connection with these shares is dependent upon several factors, including future changes in Take-Two’s stock price.

Key assumptions and dependencies underlying the Company’s financial outlook include: the timely delivery of the titles included in this financial outlook; the ability to develop and publish products that capture market share for video game and computer entertainment systems; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since July 1, 2013:

Label	Title	Platforms	Release Date
2K	Sid Meier’s Civilization V: Brave New World	PC, Mac	July 9, 2013*
2K	Turd Birds	iOS, Android	July 11, 2013
2K	BioShock Infinite: Clash in the Clouds (DLC)	Xbox 360, PS3, PC	July 30, 2013
2K	The Bureau: XCOM Declassified	Xbox 360, PS3, PC	August 20, 2013*
2K	Sid Meier’s Ace Patrol	PC (Steam exclusive)	August 27, 2013
2K	Borderlands 2: Ultimate Vault Hunter Upgrade Pack 2: Digistruct Peak Challenge (DLC)	Xbox 360, PS3, PC	September 3, 2013
2K	2K Drive	iOS	September 5, 2013
Rockstar Games	Grand Theft Auto V	Xbox 360, PS3	September 17, 2013
Rockstar Games	Grand Theft Auto Online	Xbox 360, PS3	October 1, 2013
2K	NBA 2K14	Xbox 360, PS3, PC, iOS, Android	October 1, 2013*
2K	Borderlands 2 Game of the Year Edition	Xbox 360, PS3, PC	October 8, 2013*
2K	The Bureau: XCOM Declassified Hanger 6 R&D (DLC)	Xbox 360	October 8, 2013
2K	XCOM: Enemy Unknown for iOS Multiplayer Update	iOS	October 10, 2013
2K	Sid Meier’s Civilization V: Scrambled Continents (DLC)	PC	October 17, 2013
2K	WWE 2K14	Xbox 360, PS3	October 29, 2013*

*North American release date; international release date typically follows three days after.

Take-Two’s lineup of future titles announced to date includes:

Label	Title	Platforms	Planned Release
2K	MyNBA 2K14	iOS, Google Play, Android	November 1, 2013
2K	Sid Meier’s Ace Patrol: Pacific Skies	PC (Steam exclusive)	November 5, 2013
2K	Sid Meier’s Civilization V: Scrambled Nations (DLC)	PC	November 5, 2013
2K	Sid Meier’s Ace Patrol: Pacific Skies	iOS	November 7, 2013
2K	BioShock Infinite: Burial at Sea — Episode 1 (DLC)	Xbox 360, PS3, PC	November 12, 2013
2K	XCOM: Enemy Within	Xbox 360, PS3, PC, Mac	November 12, 2013*
2K	NBA 2K14	PS4	November 15, 2013
2K	NBA 2K14	Xbox One	November 22, 2013
2K	WWE 2K14: nWo Pack (DLC)	Xbox 360, PS3	November 2013
2K	Borderlands 2: Headhunter 2: Wattle Gobbler (DLC)	Xbox 360, PS3, PC	November 2013
2K	BioShock Infinite: Burial at Sea — Episode 2 (DLC)	Xbox 360, PS3, PC	TBA
2K	WWE 2K14: WWE Superstars and Moves Pack (DLC)	Xbox 360, PS3	December 2013
2K	WWE 2K14: WWE Legends and Creations Pack (DLC)	Xbox 360, PS3	January 2014

*North American release date; international release date typically follows three days after.

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance.  The Company believes that these Non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These Non-GAAP financial measures also provide for comparative results from period to period.  Therefore, the Company believes it is appropriate to exclude the impact of certain items as follows:

•                  Net effect from deferral in net revenues and related cost of goods sold - the Company defers revenue and related costs from the sale of certain titles that have undelivered elements upon the sale of the game (such as Grand Theft Auto V for fiscal second quarter 2014) and recognizes that revenue upon the delivery of the undelivered elements.  As there is no impact to the Company’s operating cash flow, management excludes the impact of deferred net revenue and related costs from its Non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.  In addition, we believe that these Non-GAAP financial measures provide a more timely indication of trends in our business, provide comparability with the way our business is measured by analysts, and provide consistency with industry data sources.

•                  Stock-based compensation — the Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in its short- and long-term operating plans.  As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•                  Business reorganization, restructuring and related expenses — although the Company has incurred business reorganization expenses in the past, each charge relates to a discrete event based on a unique set of business objectives. Management does not believe these charges reflect the Company’s primary business, ongoing operating results or future outlook. As such, the Company believes it is appropriate to exclude these expenses and related charges from its Non-GAAP financial measures.

•                  Non-cash amortization of discount on convertible notes — the Company records non-cash amortization of discount on convertible notes as interest expense in addition to the interest expense already recorded for coupon payments.  The Company excludes the non-cash portion of the interest expense from its Non-GAAP financial measures because these amounts are unrelated to its ongoing business operations.

•                  Loss on extinguishment of debt — the Company recorded a loss on extinguishment of debt as a result of settling its 4.375% Convertible Notes in August 2013.  The Company excludes the impact of such transactions when evaluating the Company’s operating performance.  Management does not believe this loss reflects the Company’s primary business, ongoing operating results or future outlook.  As such, the Company believes it is appropriate to exclude this loss from its Non-GAAP financial measures.

•                  Gain on convertible note hedge and warrants, net — the Company entered into unwind agreements with respect to its convertible note hedge and warrant transactions.  As a result of the unwind agreements, these transactions were accounted for as derivatives whereby gains and losses resulting from changes in the fair value were reported in gain on convertible note hedge and warrants, net.  The Company excludes the impact of such transactions when evaluating the Company’s operating performance.  Management does not believe these gains and losses reflect the Company’s primary business, ongoing operating results or future outlook.  As such, the Company believes it is appropriate to exclude these gains and losses from its Non-GAAP financial measures.

•                  Non-cash tax expense for the impact of deferred tax liabilities associated with tax deductible amortization of goodwill — due to the nature of the adjustment as well as the expectation that it will not have any cash impact in the foreseeable future, the Company believes it is appropriate to exclude this expense from its Non-GAAP financial measures.

•                  Income (loss) from discontinued operations — the Company does not engage in sales of subsidiaries on a regular basis and therefore believes it is appropriate to exclude such gains (losses) from its Non-GAAP financial measures.  As the Company is no longer active in its discontinued operations, it believes it is appropriate to exclude income (losses) thereon from its Non-GAAP financial measures.

These Non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These Non-GAAP financial measures may be different from similarly titled measures used by other companies.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, marketer and publisher of interactive entertainment for consumers around the globe.  The Company develops and publishes products through its two wholly-owned labels Rockstar Games and 2K.  Our products are designed for console systems, handheld gaming systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance.  Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current and next-generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our ability to raise capital if needed and risks associated with international operations.  Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013, in the section entitled “Risk Factors,” the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com.  All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

	Three months ended September 30,		Six months ended September 30,
	2013	2012	2013	2012

Net revenue	$148,824	$273,084	$291,491	$499,223

Cost of goods sold:
Software development costs and royalties	51,090	77,535	104,818	182,539
Product costs	33,142	73,314	64,129	145,573
Licenses	2,969	7,228	9,156	15,748
Internal royalties	5,262	410	8,202	1,358
Total cost of goods sold	92,463	158,487	186,305	345,218

Gross profit	56,361	114,597	105,186	154,005

Selling and marketing	101,342	65,851	142,943	144,858
General and administrative	43,023	30,809	75,883	74,011
Research and development	26,520	19,320	47,391	34,632
Depreciation and amortization	3,367	2,550	6,424	5,319
Total operating expenses	174,252	118,530	272,641	258,820
Loss from operations	(117,891)	(3,933)	(167,455)	(104,815)
Interest and other, net	(10,747)	(7,419)	(20,069)	(15,468)
Loss on extinguishment of debt	(9,014)	—	(9,014)	—
Gain on convertible note hedge and warrants, net	5,372	—	3,461	—
Loss from continuing operations before income taxes	(132,280)	(11,352)	(193,077)	(120,283)
(Benefit) provision for income taxes	(8,185)	1,085	(7,098)	2,926
Loss from continuing operations	(124,095)	(12,437)	(185,979)	(123,209)
Loss from discontinued operations, net of taxes	(25)	(54)	(55)	(120)
Net loss	$(124,120)	$(12,491)	$(186,034)	$(123,329)

Earnings (loss) per share:
Continuing operations	$(1.40)	$(0.15)	$(2.12)	$(1.45)
Discontinued operations	—	—	—	—
Basic earnings (loss) per share	$(1.40)	$(0.15)	$(2.12)	$(1.45)

Continuing operations	$(1.40)	$(0.15)	$(2.12)	$(1.45)
Discontinued operations	—	—	—	—
Diluted earnings (loss) per share	$(1.40)	$(0.15)	$(2.12)	$(1.45)

Weighted average shares outstanding:
Basic	88,822	85,396	87,907	85,197
Diluted	88,822	85,396	87,907	85,197

	Three months ended September 30,		Six months ended September 30,
OTHER INFORMATION	2013	2012	2013	2012

Geographic revenue mix
United States	52%	56%	56%	52%
International	48%	44%	44%	48%

Platform revenue mix
Console	59%	78%	66%	81%
PC and other	39%	20%	32%	17%
Handheld	2%	2%	2%	2%

Net revenue by distribution channel:
Digital online	60%	20%	56%	18%
Physical retail and other	40%	80%	44%	82%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30,	March 31,
	2013	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$661,923	$402,502
Accounts receivable, net of allowances of $78,081 and $64,081 at September 30, 2013 and March 31, 2013, respectively	1,011,391	189,596
Inventory	84,033	30,218
Software development costs and licenses	119,534	198,955
Deferred cost of goods sold	302,253	3,694
Prepaid expenses and other	72,133	41,187
Total current assets	2,251,267	866,152

Fixed assets, net	34,271	25,362
Software development costs and licenses, net of current portion	113,505	95,241
Goodwill	228,006	225,992
Other intangibles, net	5,743	8,827
Other assets	68,522	56,265
Total assets	$2,701,314	$1,277,839

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$287,672	$79,932
Accrued expenses and other current liabilities	294,992	228,916
Deferred revenue	1,154,419	26,919
Liabilities of discontinued operations	1,123	1,232
Total current liabilities	1,738,206	336,999

Long-term debt	443,526	335,202
Other long-term liabilities	20,720	17,087
Liabilities of discontinued operations, net of current portion	—	556
Total liabilities	2,202,452	689,844
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 200,000 shares authorized; 104,611 and 93,743 shares issued and outstanding at September 30, 2013 and March 31, 2013, respectively	1,046	937
Additional paid-in capital	922,058	832,460
Accumulated deficit	(426,864)	(240,830)
Accumulated other comprehensive income (loss)	2,622	(4,572)
Total stockholders’ equity	498,862	587,995
Total liabilities and stockholders’ equity	$2,701,314	$1,277,839

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Six months ended September 30,
	2013	2012

Operating activities:
Net loss	$(186,034)	$(123,329)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization and impairment of software development costs and licenses	84,161	142,286
Depreciation and amortization	6,424	5,319
Loss from discontinued operations	55	120
Amortization and impairment of intellectual property	3,042	4,944
Stock-based compensation	21,266	14,097
Deferred income taxes	(6,105)	(9)
Amortization of discount on Convertible Notes	12,296	9,199
Amortization of debt issuance costs	1,070	1,017
Loss on extinguishment of debt	9,014	—
Gain on convertible note hedge and warrants, net	(3,461)	—
Other, net	1,165	362
Changes in assets and liabilities, net of effect from purchases of businesses:
Accounts receivable	(821,795)	(109,916)
Inventory	(53,815)	(38,091)
Software development costs and licenses	(7,866)	(111,317)
Prepaid expenses, other current and other non-current assets	(35,835)	8,236
Deferred revenue	1,127,500	24,420
Deferred cost of goods sold	(298,559)	(4,917)
Accounts payable, accrued expenses and other liabilities	283,318	96,075
Net cash used in discontinued operations	(720)	(814)
Net cash provided by (used in) operating activities	135,121	(82,318)

Investing activities:
Purchase of fixed assets	(15,452)	(8,021)
Net cash used in investing activities	(15,452)	(8,021)

Financing activities:
Proceeds from issuance of 1.00% Convertible Notes	283,188	—
Payment for extinguishment of 4.375% Convertible Notes	(165,999)	—
Proceeds from termination of convertible note hedge transactions	84,429	—
Payment for termination of convertible note warrant transactions	(55,651)	—
Payment of debt issuance costs for the issuance of 1.00% Convertible Notes	(2,815)	—
Net cash provided by financing activities	143,152	—

Effects of foreign exchange rates on cash and cash equivalents	(3,400)	(1,656)

Net increase (decrease) in cash and cash equivalents	259,421	(91,995)
Cash and cash equivalents, beginning of year	402,502	420,279
Cash and cash equivalents, end of period	$661,923	$328,284

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

RECONCILIATION OF GAAP TO Non-GAAP MEASURES (Unaudited)

(in thousands, except per share amounts)

	Three months ended September 30,		Six months ended September 30,
	2013	2012	2013	2012
Net Revenues
GAAP Net Revenues	$148,824	$273,084	$291,491	$499,223
Net effect from deferral in net revenues	1,119,782	14,949	1,121,418	14,949
Non-GAAP Net Revenues	$1,268,606	$288,033	$1,412,909	$514,172

Gross Profit
GAAP Gross Profit	$56,361	$114,597	$105,186	$154,005
Net effect from deferral in net revenues and related cost of goods sold	439,722	10,032	440,865	10,032
Stock-based compensation	858	1,296	1,956	6,244
Non-GAAP Gross Profit	$496,941	$125,925	$548,007	$170,281

Loss from Operations
GAAP Loss from Operations	$(117,891)	$(3,933)	$(167,455)	$(104,815)
Net effect from deferral in net revenues and related cost of goods sold	439,722	10,032	440,865	10,032
Stock-based compensation	15,319	7,091	21,266	14,097
Business reorganization, restructuring and related	212	374	212	374
Non-GAAP Income (Loss) from Operations	$337,362	$13,564	$294,888	$(80,312)

Net Loss
GAAP Net Loss	$(124,120)	$(12,491)	$(186,034)	$(123,329)
Net effect from deferral in net revenues and related cost of goods sold	423,065	10,032	424,207	10,032
Stock-based compensation	15,319	7,091	21,266	14,097
Business reorganization, restructuring and related	212	374	212	374
Non-cash amortization of discount on Convertible Notes	6,950	4,656	12,296	9,199
Loss on extinguishment of debt	9,014	—	9,014	—
Gain on convertible note hedge and warrants, net	(5,372)	—	(3,461)	—
Non-cash tax expense	480	483	962	956
Discontinued operations	25	54	55	120
Non-GAAP Net Income (Loss)	$325,573	$10,199	$278,517	$(88,551)

Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$(1.40)	$(0.15)	$(2.12)	$(1.45)
Non-GAAP earnings (loss) per share (1)	$2.49	$0.11	$2.24	$(1.04)

Number of diluted shares used in computation
GAAP	88,822	85,396	87,907	85,197
Non-GAAP (2)	128,845	91,743	124,799	85,197

(1)                                 For the three and six months ended September 30, 2013, Non-GAAP diluted EPS has been calculated using the “if-converted” method as a result of the issuances of the 4.375% Convertible Notes in June 2009 (the “4.375% Convertible Notes”), the 1.75% Convertible Notes in November 2011 (the “1.75% Convertible Notes”) and 1.00% Convertible Notes in June 2013 (the “1.00% Convertible Notes and together with the 4.375% Convertible Notes and 1.75% Convertible Notes, the “Convertible Notes”).  Diluted net income has been adjusted by $3,349 and $6,507, respectively, related to coupon interest and debt issuance costs, net of tax.

The “if-converted” method was not used for the three and six months ended September 30, 2012 as the assumed conversion would have been anti-dilutive.

(2)                                 For the three and six months ended September 30, 2013 and the three months ended September 30, 2012, the diluted shares used in the computation of Non-GAAP EPS include participating shares of 11,107, of 9,083 and of 6,347, respectively.  In connection with the redemption of the Company’s 4.375% Convertible Notes, Non-GAAP diluted EPS has been calculated using the weighted average for the 12,927 shares underlying the 4.375% Convertible Notes through June 12, 2013 (notice of redemption date).  Subsequent to June 12, 2013, Non-GAAP diluted EPS has been calculated using the weighted average for the 3,217 shares ultimately issued upon conversion of Company’s 4.375% Convertible Notes. The shares used for computing the three and six months ended September 30, 2013 Non-GAAP diluted EPS include 26,455 and 25,910, respectively, shares related to the potential dilution from the Convertible Notes.